EXHIBIT 10.4

ESSENDANT INC.
2015 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

(Non-employee Directors)

This Restricted Stock Unit Award Agreement (this "Agreement"), effective as of September 1, ___ (the "Award Date"), is by and between [[FIRSTNAME]] [[LASTNAME]] (the "Participant"), and Essendant Inc., a Delaware corporation (the "Company").  Any term capitalized but not defined in this Agreement will have the meaning set forth in the Company’s 2015 Long-Term Incentive Plan (the "Plan").

In the exercise of its discretion to grant awards under the Plan, the Committee determined that the Participant should receive an award on the Award Date of either restricted stock or restricted stock units under the Plan, and provided the Participant with the opportunity to elect the form of award to be received.  Prior to the Award Date, the Participant submitted to the Company a Deferral Election Agreement whereby the Participant elected to receive an award in the form of restricted stock units, and to defer the settlement of all such units until his separation from service as a director of the Company (the “Deferral Election”).  This Agreement is intended to effect the resulting award of restricted stock units on the following terms and conditions:

1.

Grant.  The Company hereby grants to the Participant a Restricted Stock Unit Award (the "Award") of [[SHARESGRANTED]] restricted stock units, each representing the right to receive one share of the Company’s Stock as provided in Section 5 of this Agreement.  The Award will be subject to the terms and conditions of the Plan and this Agreement.  Restricted stock units that are subject to the terms and conditions of this Agreement are referred to as the “Units.”  The Company will establish a bookkeeping account in the Participant’s name to reflect the number of Units credited to the Participant.

2.

No Rights as a Stockholder.  The Units granted pursuant to this Award do not entitle the Participant to any rights of a stockholder of the Company’s Stock.  The Participant’s rights with respect to the Units shall remain forfeitable at all times until satisfaction of the vesting conditions set forth in Section 3 of this Agreement.

3.

Vesting; Effect of Date of Termination.  So long as the Participant’s Date of Termination has not yet occurred, the Participant's Units will fully vest on the first anniversary of the Award Date (the “Scheduled Vesting Date”)

If the Participant’s Date of Termination occurs for any reason before the Scheduled Vesting Date, the Participant's Units will be forfeited on and after the Participant's Date of Termination, subject to the following:

(a)

If the Participant's Date of Termination occurs before the Scheduled Vesting Date by reason of the Participant's death or Permanent and Total Disability (as defined below), a Pro Rata Portion of the Units will become vested as of the Participant's Date of Termination.  As used herein, the “Pro Rata Portion” of the Units shall be determined by multiplying the number of Units by a fraction, the numerator of which shall be the number of whole months elapsed between the Award Date and the Date of Termination, and the denominator of which shall be twelve (12).

(b)

If the Participant’s Date of Termination is on the date of the Company’s first annual stockholders’ meeting occurring after the Award Date and as of such date the Participant has served as a member of the Board for at least six (6) years, then all of the Units will become fully vested as of the Date of Termination.

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(c)	If a Change of Control occurs after the Award Date and prior to the Participant's Date of Termination, then all of the Units will then become fully vested as of the date of such Change of Control.
(d)

For purposes of this Agreement, the term "Permanent and Total Disability" means the Participant's inability, due to illness, accident, injury, physical or mental incapacity or other disability, effectively to carry out his duties and obligations as a director of the Company or to participate effectively and actively as a director of the Company for 90 consecutive days or shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period.

(e)

For purposes of this Agreement, a Date of Termination shall be deemed to have occurred only if on such date the Participant has experienced a “separation from service” as defined in the regulations promulgated under Section 409A of the Code.

Except as otherwise specifically provided, the Company will not have any further obligations to the Participant under this Agreement if the Participant’s Units are forfeited as provided herein.

4.

Dividend Equivalents.  If the Company pays cash dividends on its Stock on or after the date of this Agreement, then the Company shall credit to the Participant’s account, as of any dividend payment date, a number of additional Units.  The number of additional Units so credited will be equal to the total number of Units previously credited to the Participant’s account under this Award (including any Units previously credited pursuant to this Section 4) multiplied by the per share dollar amount of the cash dividend paid on that date, divided by the Fair Market Value of a share of Stock on that date.  Any additional Units so credited shall be subject to the same terms and conditions as the Units to which such additional Units relate, and will be forfeited if the Units with respect to which such additional Units were credited are forfeited.

5.

Settlement of Units.  As soon as administratively practicable after the Participant’s Date of Termination, but in no event more than 75 days after such Date of Termination, the Company shall cause to be delivered to the Participant, or to the Participant’s beneficiary or legal representative in the event of Participant’s death, one share of Stock in payment, settlement and full satisfaction of each vested Unit.  Such shares shall be delivered (i) by delivering a stock certificate evidencing such shares, (ii) by an appropriate entry on the books of the Company or a duly authorized transfer agent of the Company, or (iii) if Participant requests, by electronically transferring such shares to a brokerage account designated by the Participant.  If the number of vested Units at the time of settlement includes a fractional Unit, the Company will deliver a number of shares equal to the number of whole Units and settle any fractional Unit in cash.  Notwithstanding the provisions of this Section 5, to the extent elected by the Participant in the Deferral Election, the shares of Stock required to be delivered pursuant hereto will be delivered in up to five (5) annual installments.

6.

Compliance with Laws.  Despite the provisions of Section 5 hereof, the Company is not required to deliver any shares of Stock if at any time the Company determines that the listing, registration or qualification of such shares upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the shares hereunder in compliance with all applicable laws and regulations, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company.

7.	No Right to Continued Service. Nothing herein confers upon the Participant any right to continue in the service of the Company or any Subsidiary.
8.

Non-transferability.  Except as otherwise provided by the Committee or as provided in Section 5, and except with respect to shares of Stock delivered in settlement of vested Units, the Participant's interests and rights in and under this Agreement may not be assigned, transferred, exchanged,

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pledged or otherwise encumbered other than as designated by the Participant by will or by the laws of descent and distribution.  Delivery of shares of Stock in settlement of Units will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant’s personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 5 hereof.  The Committee may require personal receipts or endorsements of a Participant’s personal representative, designated beneficiary or alternate recipient provided for herein.  Any effort to otherwise assign or transfer any Units or any rights or interests therein or thereto under this Agreement will be wholly ineffective, and will be grounds for termination by the Committee of all rights and interests of the Participant and his or her beneficiary in and under this Agreement.

9.

Administration and Interpretation.  The Committee has the authority to control and manage the operation and administration of the Plan.  Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on the Participant and all other persons.

10.

Governing Law.  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of law of Delaware or any other jurisdiction.

11.

Sole Agreement.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to all of the terms and conditions of the Plan (as the same may be amended in accordance with its terms), a copy of which may be obtained by the Participant from the office of the Secretary of the Company.  In addition, this Agreement and the Participant’s rights hereunder shall be subject to all interpretations, determinations, guidelines, rules and regulations adopted or made by the Committee from time to time pursuant to the Plan.  This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior oral and written discussions, commitments, undertakings, representations or agreements (including, without limitation, any terms of any employment offers, discussions or agreements between the parties).

12.

Binding Effect.  This Agreement will be binding upon and will inure to the benefit of the Company and the Participant and, as and to the extent provided herein and under the Plan, their respective heirs, executors, administrators, legal representatives, successors and assigns.

13.

Amendment and Waiver.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement between the Company and the Participant without the consent of any other person.  No course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

[Signature Page Follows]

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in witness whereof, the Company and the Participant have duly executed this Agreement as of the Award Date.

ESSENDANT INC.PARTICIPANT

By:

Charles Crovitz_______________________________

Chairman of the Board[[FIRSTNAME]] [[LASTNAME]]

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